UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey		07002
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, Pamrapo Savings Bank, S.L.A. (the “Bank”), the wholly-owned subsidiary of Pamrapo Bancorp, Inc. (the “Company”), received federal grand jury subpoenas from the U.S. Attorney’s Office for the District of New Jersey (“U.S. Attorney’s Office”). The subpoenas were issued to the Bank in connection with an ongoing investigation regarding the Bank’s anti-money laundering and Bank Secrecy Act compliance. Certain individuals, including the Bank’s senior officers and directors, have received grand jury testimony subpoenas in connection with this investigation. In addition, the Bank and its wholly-owned subsidiary, Pamrapo Service Corporation, have also received federal grand jury subpoenas from the U.S. Attorney’s Office relating to certain commissions paid to the manager of Pamrapo Service Corporation. The Bank has, and continues to, fully cooperate with the investigation. It is anticipated that the investigation will continue for at least the next several months.

No penalties, either criminal or civil, have been imposed on the Bank to date as a result of the investigation. However, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, it is probable that the Bank will incur monetary penalties in the form of fines and forfeitures as a result of these matters. Pursuant to Statement of Financial Accounting Standards No. 5, a company must accrue funds for a possible litigation loss if a loss is probable and the amount of the expected loss is reasonably estimable. As of the filing date of the Company’s Form 10-Q for the quarter ended March 31, 2009, the Bank was unable to reasonably estimate the amount of any fines and forfeitures it may incur. Accordingly, the Company had not reflected any amounts in its consolidated financial statements as of March 31, 2009 and December 31, 2008 and for the three month periods ended March 31, 2009 and 2008.

New information has come to light as a result of which the Bank has determined that is now appropriate to accrue a $3 million litigation loss reserve to reflect a potential criminal forfeiture, and related costs and expenses. The Bank is only able to reasonably estimate certain losses at this time. It is probable that the Bank will incur material losses in addition to the $3 million litigation loss reserve described above; however it is not able to reasonably estimate additional losses at this time. These additional losses relate to potential further criminal forfeitures and potential criminal fines that may be imposed separately by a court, and civil money penalties that may be imposed by the Office of Thrift Supervision, the Bank’s primary federal regulator, and Financial Crimes Enforcement Network, a part of the United States Treasury Department (FinCEN). The reserve will be recorded in the second quarter ending June 30, 2009 and it is anticipated that the Bank will continue to be well capitalized after the charge. Depending on the end result of the investigation, the total amount of penalties and related costs and expenses incurred by the Bank may be significantly higher than $3 million, and could have a material impact on the Company’s consolidated financial position, results of operations, and regulatory capital ratios.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: June 23, 2009

	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer